As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. 333-273186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCEANTECH ACQUISITIONS I CORP.

(Exact name of registrant as specified in its charter)

State of Delaware	6770	85-2122558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

515 Madison Avenue, Suite 8133

New York, New York 10022

(929) 412-1272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Surendra Ajjarapu

Chief Executive Officer

515 Madison Avenue, Suite 8133

New York, New York 10022

(929) 412-1272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Mark S. Selinger, Esq. Greenberg Traurig LLP One Vanderbilt Avenue New York, NY 10017 (212) 801-9221	Ronen Kantor, Adv. Doron Tikotsky Kantor Gutman Nass & Amit Gross B.S.R Tower 4 7 Metsada Street Bnei Brak, 5126112 Israel +972-3-6133371	Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave, NW Suite 900 Washington, DC 20001 (202) 689-2900	Ido Zemach, Adv. Goldfarb Gross Seligman & Co. Ampa Tower 98 Yigal Alon Street Tel Aviv 6789141, Israel +972 (3) 608-9834

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

Explanatory Note

OceanTech Acquisitions I Corp. has prepared this Amendment No. 5 (this “Amendment No. 5”) to its registration statement on Form S-4, as amended, as most recently filed with the Securities and Exchange Commission on December 29, 2023 (Registration Statement No. 333-273186) (the “Registration Statement”), solely for the purpose of refiling Exhibit 107 . This Amendment No. 5 does not modify any provision of the preliminary proxy statement/prospectus that forms any other part of the Registration Statement and, accordingly, such preliminary proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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(f)       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)       For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)       The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses are not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

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Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL. We entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit No.	Description
1.1**	Underwriting Agreement, dated May 27, 2021, by and between OceanTech Acquisitions I Corp. and Maxim Group LLC, as representatives of the several underwriters (incorporated by reference as Exhibit 1.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
1.2**	Amendment of Underwriting Agreement, dated December 15, 2021, by and between OceanTech Acquisitions I Corp. and Maxim Group LLC, as representatives of the several underwriters
2.1†	Agreement and Plan of Merger, dated May 2, 2023, by and among OceanTech Acquisitions I Corp., R.B. Merger Sub Ltd. and Regentis Biomaterials Ltd (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement)
2.2**	Amendment No. 1 to Agreement and Plan of Merger, dated July 7, 2023, by and among OceanTech Acquisitions I Corp., R.B. Merger Sub Ltd. and Regentis Biomaterials Ltd
3.1**	Amended and Restated Certificate of Incorporation of OceanTech Acquisitions I Corp. dated May 27, 2021 (incorporated by reference as Exhibit 3.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
3.2**	Amendment to the Amended and Restated Certificate of Incorporation of OceanTech Acquisitions I Corp. (incorporated by reference from Exhibit 3.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on December 2, 2022).
3.3**	Second Amendment to the Amended and Restated Certificate of Incorporation of OceanTech Acquisitions I Corp. (incorporated by reference from Exhibit 3.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on May 30, 2023).
3.4**	Amendment to the Amended and Restated Certificate of Incorporation of OceanTech Acquisitions I Corp. (incorporated by reference as Exhibit 3.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on September 6, 2023).
3.5**	By Laws of OceanTech Acquisitions I (incorporated by reference from Exhibit 3.3 of Form S-1 filed by OceanTech Acquisitions I Corp. with the SEC on April 9, 2021)
3.6**	A Company Limited by Shares Sixth Amended and Restated Articles of Association of Regentis Biomaterials Ltd. (incorporated by reference from Exhibit 3.1 of Form F-1 filed by Regentis Biomaterials Ltd. on November 4, 2022)
3.7	Form of Amended and Restated Certificate of Incorporation of Regentis Biomaterials Corp., to become effective upon consummation of the Business Combination (attached as Annex D to the proxy statement/prospectus which forms part of this registration statement)
3.8	Form of Amended and Restated Bylaws of Regentis Biomaterials Corp., to become effective upon consummation of the Business Combination (attached as Annex E to the proxy statement/prospectus which forms part of this registration statement)
4.1**	Warrant Agreement, dated May 27, 2021, by and between Continental Stock Transfer & Trust Company and OceanTech Acquisitions I Corp. (incorporated by reference as Exhibit 4.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
4.2	Subscription Agreement, dated May 23, 2023, between OceanTech Acquisitions I Corp., Aspire Acquisition LLC and Polar Multi-Strategy Master Fund.
4.3	Subscription Agreement, dated October 24, 2023, between OceanTech Acquisitions I Corp., Aspire Acquisition LLC and Polar Multi-Strategy Master Fund.
5.1**	Fairness Opinion by The Mentor Group, Inc., dated July 7, 2023 (attached as Annex B to the proxy statement/prospectus which forms part of this registration statement)
5.2**	Opinion of Nelson Mullins Riley & Scarborough LLP as to the validity of the securities being registered
8.1**	Opinion of Nelson Mullins Riley & Scarborough LLP regarding tax matters
10.1**	Investment Management Trust Agreement, dated May 27, 2021, by and between Continental Stock Transfer & Trust Company and OceanTech Acquisitions I Corp. (incorporated by reference as Exhibit 10.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
10.2**	Form of Registration Rights Agreement, by and among OceanTech Acquisitions I Corp., Aspire Acquisition LLC and certain holders of OTEC securities (incorporated by reference as Exhibit 10.4 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on May 8, 2023)
10.3**	Registration Rights Agreement, dated May 27, 2021, by and among OceanTech Acquisitions I Corp. and OceanTech Acquisitions I Sponsors LLC (incorporated by reference as Exhibit 10.2 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
10.4**	Form of Lock-Up Agreement by and among OceanTech Acquisitions I Corp., Regentis Biomaterials Ltd and certain shareholders of Regentis a party thereto (incorporated by reference as Exhibit 10.4 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on May 8, 2023)
10.5**	Letter Agreement, dated May 27, 2021, by and among OceanTech Acquisitions I Corp., its officers and directors and OceanTech Acquisitions I Sponsors LLC (incorporated by reference as Exhibit 10.3 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
10.6**	Private Placement Warrants Purchase Agreement, dated May 27, 2021, by and between OceanTech Acquisitions I Corp. and OceanTech Acquisitions I Sponsors LLC (incorporated by reference as Exhibit 10.4 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
10.7**	Administrative Support Agreement, dated May 27, 2021, by and between OceanTech Acquisitions I Corp. and OceanTech Acquisitions I Sponsors LLC (incorporated by reference as Exhibit 10.5 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on June 3, 2021)
10.8**	Voting Agreement, dated as of May 2, 2023, by and among OceanTech Acquisitions I Corp., Regentis Biomaterials Ltd. and certain shareholders of Regentis party thereto (incorporated by reference as Exhibit 10.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on May 8, 2023)

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10.9**	Sponsor Support Agreement, dated as of May 2, 2023, by and among OceanTech Acquisitions I Corp., Regentis Biomaterials Ltd., Aspire Acquisition LLC and certain individuals party thereto (CORRECTED)
10.10**	Purchase Agreement, dated as of March 13, 2023, by and among OceanTech Acquisitions I Corp., Aspire Acquisition LLC and OceanTech Acquisitions I Sponsors LLC (incorporated by reference as Exhibit 10.1 of Form 8-K filed by OceanTech Acquisitions I Corp. with the SEC on March 13, 2023)
10.12**+	2009 Share Incentive Plan of Regentis Biomaterials Ltd
10.13+	Form of Equity Incentive Plan (attached as Annex C to the proxy statement/prospectus which forms part of this registration statement)
10.14**	Amended and Restated Supply Agreement, dated January 6, 2009, by and among Regentis Biomaterials Ltd., Baxter Healthcare Corporation, and Teva Medical (Marketing) Ltd.
10.15**	Services Agreement, dated February 27, 2018, by and between Regentis Biomaterials Ltd. and Baxter Healthcare Corporation
10.16**	Data Agreement, dated July 20, 2015, by and between Regentis Biomaterials Ltd. and TiGenix NV
10.17+	Executive Chairman Compensation Arrangement (incorporated by reference to the written description thereof under the heading “Management Following the Business Combination—Executive Chairman Compensation Arrangement” of the proxy statement/prospectus which forms part of this registration statement)
10.18**+	Agreement, by and between Regentis Biomaterials Ltd. and Shimony Yosef Certified Public Accountant (Isr.), dated December 5, 2022
10.19**+	Agreement, by and between Regentis Biomaterials Ltd. and Mr. Noam Band, dated December 5, 2022
10.20**+	Consultancy Agreement, by and between Regentis Biomaterials Ltd. and Mr. Eli Hazum dated November 1, 2021
10.21**	Amendment to Services Agreement of February 27, 2018, by and between Regentis Biomaterials Ltd., Baxter Healthcare Corporation, and Baxter Healthcare Distribution Ltd, dated April 2022
23.1	Consent of Brightman Almagor Zohar & Co., Certified Public Accountants (Isr.), a member of the Deloitte Global Network, independent registered public accounting firm for Regentis
23.2	Consent of Marcum LLP, independent registered public accounting firm OceanTech Acquisitions I Corp.
23.3**	Consent of Nelson Mullins Riley & Scarborough LLP (included as part of Exhibit 5.2)
23.4**	Consent of Nelson Mullins Riley & Scarborough LLP (included as part of Exhibit 8.1)
24.1**	Power of Attorney (included on signature page of the initial filing of this registration statement)
99.1**	Form of Preliminary Proxy Card to be used by OceanTech Acquisitions I Corp.
99.2**	Consent of Pini Ben Elazar to be named as a director of Regentis Biomaterials Corp.
99.3**	Consent of Susan Alpert to be named as a director of Regentis Biomaterials Corp.
99.4**	Consent of Keith Valentine to be named as a director of Regentis Biomaterials Corp.
99.5**	Consent of Ehud Geller to be named as a director of Regentis Biomaterials Corp.
99.6**	Consent of Jeff Dykan to be named as a director of Regentis Biomaterials Corp.
99.7**	Consent of Suren Ajjarapu to be named as a director of Regentis Biomaterials Corp.
99.8**	Consent of Efraim Cohen-Arazi to be named as a director of Regentis Biomaterials Corp.

101.INS**	Inline XBRL Instance Document
101.SCH**	Inline XBRL Taxonomy Extension Schema
101.CAL**	Inline XBRL Taxonomy Calculation Linkbase
101.LAB**	Inline XBRL Taxonomy Label Linkbase
101.PRE**	Inline XBRL Definition Linkbase Document
101.DEF**	Inline XBRL Definition Linkbase Document
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fee Table

*	To be filed by amendment.

**	Previously filed.

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
+	Indicates management contract or compensatory plan.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to Form of S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of December, 2023.

OCEANTECH ACQUISITIONS I CORP.

By:	/s/ Surendra Ajjarapu
Name: Surendra Ajjarapu
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Surendra Ajjarapu Surendra Ajjarapu	Chief Executive Officer and Chairman (principal executive officer)	December 29, 2023

/s/ Francis Knuettel II Francis Knuettel II	Chief Financial Officer (principal financial and accounting officer)	December 29, 2023

* Michael Peterson	Director	December 29, 2023

* Donald Fell	Director	December 29, 2023

* Venkatesh Srinivasan	Director	December 29, 2023

* Siva Saravanan	Director	December 29, 2023

*By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Attorney-in-Fact

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